SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

EPIC BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 26, 2005 H. Robert Heller has decided not to seek re-election to the Board of Directors of Epic Bancorp. Mr. Heller indicated that he did not believe that he would be able to meet the Epic Bancorp policy that required that he attend 75% of the Board meetings during the calendar year. In 2004, Epic held 14 Board and 30 Committee meetings and has conducted 15 Board and Committee meetings already this year. Since his appointment to the Board, Mr. Heller has attended one of two meetings and has indicated that he would miss an upcoming meeting because of other commitments.

“While we are disappointed that Bob will not seek re-election,” said Kit M. Cole, chairman and CEO of Epic, “we appreciate his recognition that Epic will be very active this year in expanding its business which may require a substantial amount of time from members of our Board.”

Epic, which operates Tamalpais Bank and Epic Wealth Management, has previously said that it would be aggressively pursuing growth opportunities during 2005. On April 20, 2005, Epic Bancorp (the “Company”) announced by press release the launch of Epic Wealth Management, a client-centered business providing investment management and financial advice to high-net worth families.

This filing contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of Tamalpais Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (5) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005	EPIC BANCORP

/s/ MICHAEL E. MOULTON
Michael E. Moulton, Chief Financial Officer (Principal Financial Officer)

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